                                                                    EXHIBIT 10.1

                         SERVICES AND LICENSE AGREEMENT

THIS SERVICES AND LICENSE AGREEMENT ("the AGREEMENT") is made and entered into as of the 18th day of November, 2009 (the "COMMENCEMENT DATE"), by and between
ParagonEX Limited., a company incorporated under the laws of British Virgin
Islands, located at Geneva Place, Waterfront Drive, PO Box 3469, Road Town,
Tortola, British Virgin Islands ("PARAGONEX") and Giona Trading Limited, a
company incorporated under the laws of Cyprus, located at 48 Themistokli Dervi
Avenue, 1066 Nicosia, Cyprus, ("CLIENT").

WHEREAS, ParagonEX is in the business of developing software solutions and applications for enabling Trading through the web; and

WHEREAS, The Client is in the business of operating Trading through the web; and

WHEREAS, ParagonEX desires to provide to the Client and the Client desires to obtain from ParagonEX, certain professional services, support and a license, all in accordance with the provisions of this Agreement;

NOW THEREFORE, for good and valuable consideration the parties, intending to be legally bound, hereby agree as follows:

1.   DEFINITIONS - In this Agreement, the following terms shall have the corresponding meaning:

     "BUSINESS DAY" means any day other than a Saturday or Sunday.

     "CLIENT'S WEBSITE" means one or more of the Client's websites that are being used to perform trading in foreign currency, shares, binary options, indices, commodities, FX games or any other products, enabled by ParagonEX.
Client's website may also include websites displayed or featured on mobile devices.

     "CONFIDENTIAL INFORMATION" means any information provided hereunder which is marked as "confidential" or should be reasonably understood by its nature or the circumstances of its disclosure to be confidential or proprietary.

     "END USERS" means the clients who use the Client's Website in order to trade in foreign currency, shares, binary options, indices, commodities, FX games or any other products enabled by ParagonEX .

     "FORCE MAJEURE" means any act of God, fire, natural disaster, accident, act of government, act of terrorism, war, shortages of material or supplies or any other cause reasonably beyond the control of the parties.

     "TRADING" means trading in foreign currency, shares, binary options, indices, commodities, FX games or other products enabled by ParagonEX.

     "LICENSE" means a nonexclusive, personal, nontransferable, non-assignable and non-sublicenseable license, for the term of this Agreement, to use the
System in the Client's Website. Client may use same license to operate multi white labels web-sites and as many as possible brands.

     "MARKS" means ParagonEX's trademarks, trade names or logos.

     "TECHNOLOGY" means any publicly available most updated software, methods, and knowhow which are wholly owned, by ParagonEX.

     "SERVICES" means the professional services that shall be provided to the
Client by ParagonEX under this Agreement as detailed in APPENDIX A

     "SUPPORT" means the support services that shall be provided to the Client by ParagonEX under this Agreement as detailed in APPENDIX B.

     "SYSTEM" means a system developed by ParagonEX based on the Technology after adjusted and/or modified in accordance with the Client's needs by adding additional applications.

     "MARKETING BUDGET" means budget to be allocated directly with online and/or offline buying of Media.

     "PROFIT" means the total losses made by End Users less transaction costs, less charge-backs, and less bonuses.

2.   GENERAL

     PROVISION OF SERVICES. ParagonEX shall provide Services, Support and a
     License to the Client during the Term of this Agreement, in accordance with the provisions of this Agreement.

3    GRANT OF LICENSE

     3.1  LICENSE TO THE SYSTEM. Subject to the Client's timely payment of all applicable fees under this Agreement and subject to the terms and conditions of this Agreement, ParagonEX hereby grants the License to
          Client and Client hereby obtains the License from ParagonEX.

     3.2  LICENSE TO TRADEMARKS. Subject to the terms and conditions of this
          Agreement, ParagonEX hereby grants to Client and Client hereby obtains from ParagonEX a royalty-free, nonexclusive, personal,
          nontransferable, non-assignable and non-sublicensable license for the term of this Agreement, to display the Marks in the Client's website at a location that should be agreed upon by the parties. Client acknowledges that its use of the Marks is limited to the licensed use in this Agreement and that Client has not acquired, and will not acquire, any ownership rights therein.

     3.3  LIMITATION ON LICENSE GRANT. Client may not under no circumstance (i)
          copy or modify the System or the Technology or attempt to do either of the foregoing;(ii) reverse-engineer, decompile or otherwise attempt by any means to create or derive the source code related to the System or
          Technology; (iii) authorize any third party to do the abovementioned.
          Client may use the System and Marks only for the purposes contemplated in this Agreement.

     3.4  CLIENT'S AGREEMENTS WITH END USERS. Client undertakes to include the following provisions in all of its agreements with End Users:(i)
          provisions protecting the Technology, the System, and the Marks from any breach; (ii) provisions specifying the End User acknowledgment that Trading involves substantial risk of loss, and may not be suitable for every user, and that the responsibility for any and all loss, damage or claim caused to the End User arising out of Trading shall be under the sole and exclusive responsibility of such End User, including without limitations the inability to perform Trading as a result of a malfunction in the Client's Website; (iii) provisions notifying the End Users that neither Client nor any of the Client's service providers takes any responsibility for the accuracy of the information contained in the Client's Website, and for any damage or loss caused to the End User as a result of making any use in the
          Client's Website and that the use of such information lies solely on the End User; (iv) The undertaking of the End User to assume all risk for any transactions performed by it ( including their executions and confirmations); (v) an undertaking by the End User that he has passed the age 18 and does not have any limitations by the applicable law to perform Forex Trading; (vi) the undertaking of the End User to indemnify the Client and/or its third party service providers for any and all damages caused to them as a result of the End User's breach of the agreement between End User and Client; (vii) the undertaking of the End User to be fully liable in the event of failure of or damage or destruction to its computer systems, data or records or any part thereof, or for delays, losses, errors or omissions resulting from the failure or mismanagement of any telecommunications or computer equipment or software, or impossibility to execute orders and requirements due to failures in the operation of information systems caused by technical faults, which are force majoure.

     3.5  ACCESS AND USE OF INFORMATION. The access to the Client's Website including all information that shall be received and sent by End Users to the Client's Website shall be made through ParagonEX servers and shall be available to the Client upon request. ParagonEX does not assume any responsibility towards the Client and/or any third party acting on such information contained in the Client's Website as to the accuracy or delay of information such as quotations, news, and charts derived from quotations.

     3.6  Ownership of Client's players' database shall perpetualy belong solely to Client. ParagonEX shall not make use of any of Client's players'
          database, trading leads, payment information or any other database information acquired by Client, for any purpose what so ever.

     3.7  Client shall be responsible to protect the logins and passwords of its employees and its End Users. Client's employees will not have access to logins and passwords other than few authorized personnel at the sole discretion of Client.

4    SERVICES

     4.1  Subject to the Client's timely payment of all applicable fees under this Agreement and subject to the terms and conditions of this
          Agreement, ParagonEX shall provide the Client with the Services.

     4.2  MODIFICATIONS TO SERVICE

          (i) The Client acknowledges and agrees that the Services may be modified, suspended or withdrawn by ParagonEX at its sole discretion provided that ParagonEX shall use commercially reasonable efforts to notify the Client in writing (i) one (1) Business Day prior to any modification, having no effect on the Services and (ii) thirty (30)
          Business Days prior to any modification in which new Service are not backwardly compatible with old Services.

          (ii) Notwithstanding anything to the contrary herein, ParagonEX shall be entitled to modify, suspend or withdraw the Services at anytime to the extent that ParagonEX determines that such modification or suspension is necessary to avoid material errors from occurring. The
          Client shall be informed as soon as possible of such modification or suspension.

          (iii) Furthermore, the Client acknowledges and agrees that upon the occurrence of a material breach of this Agreement by the Client,
          Paragonex may suspend all or part of the Services, License and Support immediately upon noticeproviding however that such notice has been sent to Client and that Client has not cured the breach within 21 business days from the date of receipt of such notice.

5    SUPPORT

     SUPPORT. Subject to the Client's timely payment of all applicable fees under this Agreement and subject to the terms and conditions of this
     Agreement, ParagonEX shall provide the Client with Support in accordance with the terms of Appendix B. It is hereby clarified that ParagonEX shall not provide any Support to End Users.

6    FEES AND PAYMENTS

     The amount of considerations that the Client shall pay ParagonEX under this
     Agreement shall be as follows:

     6.1  PROCESSING FEES: periodical fees that will be paid in accordance with the Processing Fees Schedule detailed in APPENDIX A ("PROCESSING
          FEE"). The Processing Fee shall be invoiced at the end of each month.

     6.2  Any additional services that the Client shall elect to purchase from
          ParagonEX shall be charged in accordance with ParagonEX' then current price list.

     6.3  The Client shall not be entitled to set off from any of the fees owed to ParagonEX under this Agreement.

     6.4  All fees mentioned are net of VAT (when applicable).

     6.5  All payments made by the Client according to this agreement shall be paid to ParagonEX by wire transfer within 21 days from sending an invoice.

     6.6  In the event that the Client fails to pay any sums due under this
          Agreement within 3-days from receiving a written demand from
          ParagonEX, the Client shall be obligated to pay interest on such delayed sums as of the due date and until the full payment of the delayed sums in a monthly rate of 0.5%, and ParagonEX shall be entitled to cease to provide all or part of the Services until all delayed sums, including interest have been made in full.

     6.7  Notwithstanding any other provision of this Agreement, it is clarified and agreed that the Client shall make deductions from any payment made to ParagonEX under this Agreement as may be and to the extent required under any applicable law, unless ParagonEX provides the Client with appropriate tax exemption documents.

7    REPRESENTATIONS AND WARRANTIES

     7.1  The Client represents warrants and undertakes to ParagonEX that:

          7.1.1 It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation;

          7.1.2 It has the full power and right to enter into this Agreement and to carry out the terms and conditions contained herein;

          7.1.3 Its use of the System and Marks shall be in accordance with the terms hereof and all applicable laws, rules and regulations of government bodies, and shall not violate or infringe the rights of any third parties;

          7.1.4 The Client undertakes that the Client's Website shall at all times maintain all safety precautions required under any and all applicable laws, rules, and regulations of government bodies, regarding the disclosure of private and/or personal information of its users;

          7.1.5 The Client undertakes to comply with all applicable laws, rules, and regulations of government bodies, concerning Trading as long as this Agreement is in effect;

          7.1.6 The Client undertakes to attain all the required approvals and licenses to act as a Trading Website and to further request all of its End Users for any and all necessary approvals needed by any applicable law in order to permit such End Users to commence
               Forex Trading. In the event that the Client shall be legally required to obtain any approval or license and fails to achieve such approval or license, and assuming that such requirement for license or approval will prevent the Client from providing
               Trading services to End Users, then the Client shall have the right to terminate the Agreement by providing ParagonEX a written notice in that respect and none of the parties shall have any claim and/or right toward the other with respect to such
               termination. Provided, however, that should the termination be made prior to the lapse of 12-months from the Commencement Date, then the Client shall pay ParagonEX the amount of US$25,000
               (Twenty Five Thousand United States Dollars) as a full and final compensation for such termination. Following such 12-months period, no compensation shall be payable for such termination. It is clarified that termination under this section shall not prejudice any right of the parties which accrued prior to such termination;

          7.1.7 The Client undertakes that it shall indemnify ParagonEX, its officers, directors, employees, representatives and agents with respect to any suit, claim or proceeding brought against them by
               (i) End Users, concerning their Trading or by (ii) any third parties that the Client engaged in order to be able to perform
               Forex Trading provided, provided, however, that (1) ParagonEX shall have given the Client prompt written notice of such Claim;
               (2) ParagonEX shall reasonably cooperate with the Client in the defense and settlement thereof at the Client's expense; and (3)
               The Client shall have sole control of the defense of such claim, suit, demand, or action and the settlement or compromise thereof.
               The Indemnification referred to above shall not apply to any suit, claim or proceeding resulting out of or in connection with any act (excluding, for the avoidance of doubt, any acts related to accuracy or reliability or correctness of the information
               (including feeds, whether provided by ParagonEX or by any other party) presented to End Users through the Client's Website, with respect whereof the indemnity set forth above shall apply) of
               ParagonEX.

          7.1.8 The Client hereby releases ParagonEX from any and all responsibilities for the accuracy or reliability or correctness of the information (including feeds, whether provided by
               ParagonEX or by any other party) presented to End Users through the Client's Website. The Client further acknowledges that it is aware that the information presented to End Users through the
               Client's Website shall not infer a recommendation by ParagonEX to enter into or refrain from entering into specific Forex Trading.

8    LIMITATION. EXCEPT AS SPECIFICALLY STATED IN THIS AGREEMENT, PARAGONEX DOES
     NOT MAKE ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED,
     WRITTEN OR ORAL (INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A
     PARTICULAR PURPOSE). OTHER THAN AS PROVIDED IN THE SLA, PARAGONEX DOES NOT
     WARRANT THAT THE USE OF THE SYSTEM WILL BE UNINTERRUPTED OR ERROR-FREE.
     WITHOUT DEROGATING FROM THE ABOVE PARAGONEX WILL PERFORM ITS OBLIGATION
     SETFORTH IN THE SLA INACORDANCE WITH TERMS AND CONDITIONS THEREOF.

9    REPRESENTATIONS AND WARRANTIES OF PARAGONEX

     9.1  ParagonEX represents and undertakes that,

          9.1.1 PARAGONEX is a corporation duly incorporated, validly existing and in good standing under the laws of the British Virgin
               Islands, and has all corporate powers and all material
               governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          9.1.2 The execution, delivery and performance of this Agreement and each of the exhibits in connection with the transactions
               contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of ParagonEX. This
               Agreement and each of its exhibits constitute the valid and binding obligations of ParagonEX, and are enforceable in
               accordance with their respective terms. The execution, delivery and performance of this Agreement do not and will not violate, conflict with, result in a breach of or constitute a default under or result in the creation of any Lien under (a) the
               Memorandum or Articles of Association of the ParagonEX as amended to date, (b) any agreement, contract, license, instrument, lease or other obligation to which ParagonEX is a party or by which it is bound, (c) any judgment, order, decree, ruling or injunction or (d) any statute, law, regulation or rule of any Governmental
               Agency applicable to ParagonEX or by which any of its properties or assets or business may be bound.

          9.1.3 No registration or filings with, notices to, or consent, approval, permit, authorization or action of, any third party
               (including any Governmental Agency or other Person) is required in connection with the execution of this Agreement by ParagonEX.

          9.1.4 ParagonEX is the true, lawful, and sole and exclusive owner of all of the License assets, and has valid and marketable title to all of the License assets, free and clear of all Liens. ParagonEX has the absolute and unconditional right, power, authority and capacity to license the License assets to Client free and clear of all Liens.

          9.1.5 The License assets do not infringe, violate or conflict with any patent, copyright, trade secret or other Intellectual Property of another Person.

          9.1.6 No claims with respect to the License assets have been asserted or, to the knowledge of ParagonEX, are threatened by any Person,

          9.1.7 There is no outstanding order, judgment, decree or stipulation binding on ParagonEX, and ParagonEX is not a party to or bound by any agreement, restricting the license of the License assets.

          9.1.8 To the best knowledge of ParagonEX, there is no unauthorized use, infringement or misappropriation of any of the License assets by any third party, including any employee, former
               employee, consultant, distributor or customer of ParagonEX.

          9.1.9 ParagonEX has all requisite material licenses, permits and certificates from state and local authorities necessary to own, use and license the License assets. ParagonEX is not in violation of, and is not under investigation with respect to, and has not been threatened to be charged with or given notice of any
               violation of, any law, regulation or ordinance relating to the
               License assets.

          9.1.10 Neither this Agreement nor any other agreement, document, certificate or written or oral statement furnished to Client in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact within the knowledge of ParagonEX which has not been disclosed herein or in writing by them to Client and which has a material adverse Effect, or in the future in their reasonable opinion may have a material adverse
               Effect on Client or the License assets.

10   MARKETING

     10.1 Any publicity material and other documentation prepared by or at the request of the Client which refers to the Marks or any other name or mark owned by ParagonEX shall first be submitted to ParagonEX for approval, and approval shall be obtained, before publication.

     10.2 The Client will clearly display a "Powered by ParagonEX" notice containing the ParagonEX official logo and linked to the ParagonEX website on every page of the Client Website. The exact format of such display will be mutually agreed between the parties, however ParagonEX reserves the right to modify at any time its official logo and Client agrees to modify the ParagonEX logo accordingly within 10 days of notice given by ParagonEX to the Client regarding such variation.

     10.3 The Client shall implement a Marketing Budget of not less than 500,000
          USD for the first 8 (eight) months from Commencement Date

11   OWNERSHIP RIGHTS AND INTELLECTUAL PROPERTY

     Except as expressly provided herein, ParagonEX shall have the sole and exclusive ownership of all right, title and interest in and to the Marks, the System, the Technology, and any enhancements and work products thereto, any documentary or other materials regarding the use thereof and related thereto, and any data provided to Client by ParagonEX in whatever form or media. ParagonEX is the sole and exclusive owner of all right, title and interest in and to all intellectual property rights related to the Marks, the Technology and the System and any related documentation including, without limitation, any patents, trademarks (whether registered or not), trade names, copyright, algorithms, designs, drawings, formula, know-how, ideas, inventions, improvements' designs, concepts, methods, systems, computer software programs, databases, mask works, and trade secrets, plans, processes, software, techniques, tools, and other technology, and all materials, products, deliverables, derivative work and work products in all territories. The Client acknowledges that neither it nor any other person will, by virtue of this Agreement, acquire any ownership interest in the Marks, Technology or System, including any new version releases, updates, enhancements, modifications or improvements thereto made available to Client or in ParagonEX's Confidential Information (as defined below) or in any intellectual property of ParagonEX, or any rights represented thereby or therein, or any associated goodwill as a result of the License and/or ParagonEX's license of the Marks and/or the Services and/or the
     Support under this Agreement.

     In order to ensure the continuity of the ongoing operation of the Client's
     Websites, ParagonEX will deposit the source code of the System's software in trust of its lawyer, within 30 days from the date of signing this contract, under the terms of the Escrow Agreement attached as APPENDIX C to this Agreement (the "ESCROW AGREEMENT"). ParagonEX undertakes to deposit with the trustee under the Escrow Agreement, from time to time during the term of this Agreement, any new version and/or update of the source code of the System's software.

     The parties hereby agree that in the event of a dispute between the parties in respect to the occurrence of any of the conditions set forth in Section
     3.1 to the Escrow Agreement, such dispute shall be submitted to a single arbitrator (the "ARBITRATOR"), who shall be agreed upon by the parties, within 14 days of the date on which one of the parties has requested in writing to appoint the Arbitrator, and in the absence of such agreement the
     Arbitrator shall be appointed by the Chairman of the Israeli Bar
     Association. The arbitrator shall not be subject to the laws of evidence or civil procedure but shall be subject to the applicable material law of the
     State of Israel. The ruling of the Arbitrator shall be binding upon the parties hereto. This clause shall constitute an arbitration agreement pursuant to the Arbitration Law - 1968.

12   CONFIDENTIAL INFORMATION

     12.1 Confidential Information shall not be used, disclosed or reproduced by the receiving party without the express written consent of the disclosing party.

     12.2 Confidential Information does not include information which (i) is or has become generally known or available through no act or failure to act by the receiving party; (ii) is already known or available at the time of receipt as evidenced by then-existing written records; (iii)
          is previously furnished to the receiving party by a third party, as a matter of right and without restriction on its disclosure; or (iv) is disclosed by written permission of the disclosing party.

     12.3 Any Confidential Information which is required to be disclosed by court order or law shall remain Confidential Information, except to the extent that such disclosure is required by such court order or law
          (including US Federal securities laws). If the receiving party receives a demand in a legal proceeding or by regulatory authorities that would require the Confidential Information of the disclosing party to be disclosed, the receiving party shall, to the extent possible, notify the disclosing party of the demand and assist the receiving party, if required to do so, in obtaining a protective order or other relief. Notwithstanding anything to the contrary in this
          Agreement, ParagonEx acknowledges that Client or one or more of its affiliates is a reporting company whose shares are registered under US
          Federal securities laws. Therefore Client or its affiliates, as the case may be, based on advise of counsel, may publicly disclose the existence of this Agreement and, if need to, file it and make other disclosures with respect to this Agreement, as requested by regulatory authorities or as required by law (including securities laws), applicable regulation or a listing agreement applicable to the Client or any of its affiliates. Any such disclosure shall be, to the extent applicable, subject to the terms of this section 12.

     12.4 Each party hereby agrees that it shall not use any Confidential
          Information received from the disclosing party other than as expressly permitted under the terms of this Agreement or expressly authorized in writing by the disclosing party. Each party shall use the same degree of care to protect the other party's Confidential Information as it uses to protect its own Confidential Information of like nature, but in no circumstances less than reasonable care. The receiving party shall not disclose the disclosing party's Confidential Information to any person or entity other than its officers, employees and independent contractors who have a specific need to know such information in order to effect the intent of this Agreement and who have entered into written confidentiality agreements with that Party consistent with no less restrictive provisions than this Section. The receiving party's duty to hold Confidential Information in confidence shall expire five (5) years after the term of this Agreement or after this Agreement has been terminated pursuant to Section 16.2 below.

     12.5 The receiving party acknowledges that any breach of the provisions of this Section 012 may cause irreparable harm to the disclosing party to an extent that may be extremely difficult to ascertain. Accordingly, the disclosing party will have, in addition to any other rights or remedies available to it at law or in equity, the right to seek injunctive relief to enjoin any breach or violation of this Section 12 and to be indemnified by the receiving party from any loss or harm, including without limitation, lost profits and attorney's fees, in connection with any breach or enforcement of the receiving party's obligations hereunder or the unauthorized use or release of any such
          Confidential Information. The receiving party will notify the disclosing party in writing immediately upon the occurrence of any such unauthorized release or other breach.

     12.6 Notwithsatnding the abovementioned, ParagonEX shall have the right to disclose Confidential Information, to the extent required in the event that ParagonEX at its sole discretion identifies any attempt of fraud either by the Client or by an End User.

13   INDEMNIFICATION AND INSURANCE

     13.1 Each party shall indemnify the other party and hold the indemnified party harmless from and against any and all third party claims and/or suits (collectively, "CLAIM(S)") arising out of or in connection with any breach by the indemnifying party of any term and/or warranty under this Agreement; provided, however, that (1) The indemnified party shall have given the other party prompt written notice of such Claim;
          (2) The indemnified party shall reasonably cooperate with the other party in the defense and settlement thereof at other party's expense;
          and (3) The other party shall have sole control of the defense of such claim, suit, demand, or action and the settlement or compromise thereof.

     13.2 Each party shall indemnify the other party against any damage loss or expense caused to the indemnified party as a result of the other party's breach of any of its undertakings under this Agreement.

     13.3 The Client shall indemnify ParagonEX with a fixed fee of $50,000 in case of breaching of section 10.3 mentioned above.

     13.4 ParagonEX declares and undertakes that it has in its position and that it shall maintain during the Term (as defined below) an insurance policy covering potential liability of ParagonEX in connection with the performance of this Agreement, with a limit of liability of not less than US$ 1,500,000 (One Million and Five Hundred Thousand United
          States Dollars) per claim and in the aggregate. ParagonEX shall provide the Client with a copy of such insurance policy within 45-days from the Commencement Date (or, if not obtained by such time, reasonable time after it has been obtained but not later than 90-days from the Commencement Date).

14   LIMITATION OF LIABILITY

     IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, OR
     CONSEQUENTIAL DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THIS
     AGREEMENT, THE USE OR PERFORMANCE OF THE TECHNOLOGY AND THE SYSTEM, OR TO
     THE SERVICES OR THE SUPPORT, INCLUDING, WITHOUT LIMITATION, FOR ANY SYSTEM
     DISRUPTION, MARKET DISRUPTION, THE NETWORK, TECHNICAL MALFUNCTION, COMPUTER
     ERROR OR LOSS OF DATA OR OTHER INJURY, DAMAGE OR DISRUPTION OF ANY KIND,
     EVEN IF SUCH DAMAGES WERE FORESEEABLE AND WHETHER OR NOT THE OTHER PARTY
     HAS BEEN ADVISED OF THE POSSIBILITY THEREOF. IN NO EVENT SHALL EITHER
     PARTY'S LIABILITY, EXCEED THE GREATER OF THE AMOUNT OF US$1,500,000 (ONE
     MILLION AND FIVE HUNDRED THOUSAND UNITED STATES DOLLARS) OR THE AMOUNTS
     PAID TO PARAGONEX BY THE CLIENT HEREUNDER DURING THE PERIOD OF 18MONTHS
     PRIOR TO THE EVENT THAT GAVE RISE TO SUCH LIABILITY.

15   TAXES

     Without prejudice to the above, in the event that (i) Paragonex is required to make any payment of or on account of tax on or in relation to any sum received or receivable under this Agreement, including without limitations any tax for any Trading made by End User, and any sum deemed for the purposes of tax to be received or receivable by Paragonex whether or not actually received or receivable; or (ii) any liability in respect of any such payment is asserted, imposed, levied or assessed on or against
     Paragonex; or (iii) Paragonex incurs any liability in respect of any stamp, registration, or similar tax (including for the avoidance of doubt stamp duty reserve tax) which is or become payable in connection with this
     Agreement or the applicable law; then the Client and/or its End Users is required, upon demand by Paragonex, to promptly indemnify Paragonex against that payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection with that payment or liability provided that this Section will not apply to any tax imposed on and calculated by reference to the charges actually received or receivable by
     Paragonex. For the avoidance of any doubt, it is clarified that the provisions of this section 15 shall not apply to any deduction of tax at source under section 6.7 above, to the extent applicable.

16   TERM AND TERMINATION

     16.1 INITIAL TERM. Unless terminated earlier by Client in accordance with the provisions hereof, this Agreement shall commence as of the
          Commencement Date as defined under Appendix A and shall be in effect for unlimited period of time (the "TERM").

     16.2 TERMINATION.

          16.2.1 Either party may terminate this Agreement at any time without notice in the event that (i) the other party should become insolvent or upon a filing of a request for the appointment of a trustee, liquidator or receiver for such party or such similar action; or (ii) if the other party is in breach of a material provision herein and the breaching party does not cure such breach within thirty (30) days (iii) any delay in payment which is not cured within twenty one (21) days from the date of a written demand by the other party to make such payment.

          16.2.2 Either party may terminate this Agreement, for any reason, upon not less than ninety (90) days' prior notice but not earlier than
               20 (twenty) years after the Commencement Date.

          16.2.3 Without derogating from the abovementioned, ParagonEX may terminate this Agreement with a notice (in accordance with section 17.6 below) of 21 business days to the Client in the event that it has come to its intention that (i) the Client and/or the Client's Website is in breach of the applicable regulatory requirement for Forex Trading; (ii) any End User is using or trying to use the Client's Website in an illegal or unethical way and the Client shall not act to prevent such End
               User from performing such use within thirty (30) days from notice
               (in accordance with section 17.6 below) by ParagonEX.

     16.3 EFFECT OF EXPIRATION OR TERMINATION.

          16.3.1 Upon the expiration or termination of this Agreement for any reason, the receiving party will, at the disclosing party's option, return or destroys any and all Confidential Information including all documentation.

          16.3.2 Client acknowledges that upon the expiration or termination of this Agreement, it will immediately cease to use or access the
               System and the License and license to the Marks will immediately be terminated.

     16.4 SURVIVAL. Sections 12, 13, 14, 16.3, 17 shall survive any termination or expiration of this Agreement.

17   MISCELLANEOUS PROVISIONS

     17.1 INDEPENDENT CONTRACTOR STATUS. Each party shall be and act as an independent contractor and not as partner, joint venturer or agent of the other, and nothing herein shall be construed as creating a partnership, joint venture or agency relationship. In performing the obligations contained in this Agreement, Each party shall have exclusive control over the means, methods and details of meeting the respective obligations for which each is responsible hereunder, and at all times shall be acting in their capacity as an independent contractor and not as an employee or agent of the other party.

     17.2 FORCE MAJEURE. Neither party will be deemed to be in default of this
          Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed or prevented by reason of
          Force Majeure, provided that such party gives the other party written notice thereof promptly and, in any event, within fifteen (15) days of discovery thereof, and uses its diligent, good faith efforts to cure the breach. In the event of such a Force Majeure, the time for performance or cure will be extended for a period equal to the duration of the Force Majeure but not in excess of six (6) months, at which point this Agreement may be terminated in accordance with the terms hereunder.

     17.3 ASSIGNMENT. The Client may not assign or transfer its rights or obligations under this Agreement to any third party without the express written permission of ParagonEX, which permission will not be unreasonably withheld. ParagonEX may freely assign its rights and obligations under this Agreement to an affiliate or to a successor to all or a substantial part of its business activities. For greater certainty, a change of ownership of ParagonEX's shares will not be considered an assignment of ParagonEX's rights and obligations hereunder.

     17.4 GOVERNING LAW; DISPUTE RESOLUTION. This Agreement shall be governed in all respects by, and interpreted in accordance with the laws of
          England excluding its conflict of laws provisions. All disputes and differences arising out of or relating to this Agreement or to its interpretation, shall be brought exclusively in a competent courts of
          London. Notwithstanding, in the event of a dispute between the parties as provided in section 11 to this Agreement, the provisions of section
          11 shall apply and the provisions of this section 17.4 shall not be applicable.

     17.5 PUBLICITY. Client and ParagonEX may disclose the existence of this
          Agreement and the relationship established hereunder, with the consent of the other party. Each party shall give the other party reasonable opportunity to review any disclosure required by law prior to its dissemination. Notwithstanding the foregoing, nothing in this
          Agreement is intended to imply that either party agrees to any publicity whatsoever, and either party, may in its sole discretion, withhold its consent to any publicity. The provisions of this section
          17.6 are subject to the provisions of section 12.3 below with respect to any notice and/or disclosure which the Client shall be required to make by any competent authority and/or under any applicable law.

     17.6 NOTICES. Except as otherwise provided herein, any notice hereunder shall be in writing and shall be given by registered, certified or express mail, or reliable overnight courier addressed to the addresses above, or by facsimile to the above facsimile numbers, or by email to the above email address. Notice shall be deemed to be given upon the earlier of actual receipt or three (3) Business Days after it has been sent, properly addressed and with postage prepaid.

     17.7 HEADINGS. The headings of sections and subsections of this Agreement are inserted only for the purposes of convenience and they shall not be construed as to affect the scope, meaning or intent of the provisions of this Agreement or any part or portion thereof, nor shall they otherwise be given any legal effect.

     17.8 NO WAIVER. Failure by either party to enforce any provision of this
          Agreement will not be deemed a waiver of future enforcement of that or any other provision

     17.9 SEVERABILITY. If a court of competent jurisdiction finds any provision of this Agreement invalid or unenforceable, such determination will not affect any other provision of this Agreement, and the parties shall negotiate in good faith a replacement provision.

     17.10 COUNTERPARTS. Any number of counterparts may be executed by the
          Parties. Each such counterpart shall be deemed to be an original instrument but all such counterparts, taken together, shall constitute one and the same agreement.

     17.11 ENTIRE AGREEMENT AND MODIFICATIONS. This Agreement represents the entire understanding between ParagonEX and Client with regard to the subject matter hereof, and supersedes all prior other agreements, instruments, understandings and/or communications between the parties and the parties hereby agree that upon execution of this Agreement all such other agreements, instruments, understandings and/or
          communications shall become void, null and of no further force and effect. This Agreement may not be and cannot be modified except by a written instrument signed by the parties hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the
Commencement Date:

PARAGONEX LIMITED                           GIONA TRADING LIMITED

_____________________                       _____________________

By:                                         By:

Title:                                      Title:

Date:                                       Date:

                              APPENDIX A - SERVICES

------------------------------ -------------------------------------------------
CLIENT
------------------------------ -------------------------------------------------
CLIENT REGISTRATION NUMBER
------------------------------ -------------------------------------------------
CLIENT REGISTERED ADDRESS
------------------------------ -------------------------------------------------
SETUP AND INSTALLATION         Setup includes:
                               -  Website creation and customization
                               -  Back-office creation and adjustments to
                                  Client's business model
                               -  Database creation (schemas and default values)
                               -  Setting up Client support system
                               -  30 hours of training at the Clients location
                               -  Hosting. Client has the option to host its
                                  servers at a different site upon a 60-day
                                  advance notice to ParagonEX. ParagonEX shall
                                  assist with the seamless transfer of the
                                  hosted servers and data. Cost of hardware will
                                  be borne by Client. ParagonEX fees for service
                                  shell be agreed between the parties prior to
                                  such modification
                               -  Quotes feeds
------------------------------ -------------------------------------------------
SETUP FEE                      None
------------------------------ -------------------------------------------------
SPECIAL REQUIREMENTS           Additional features:
                               iPhone application shall be provided at a cost of
                               $15,000 Facebook skin shall be provided at a cost
                               of $15,000 Other application that will be
                               developed by ParagonEX from time to time shall be
                               provided at an agreeable cost.
------------------------------ -------------------------------------------------
PROCESSING FEES TABLE          Processing Fees are charged from Profits (as
                               defined above) generated during invoiced month in
                               the system (the "Revenues") according to the
                               following table:
                               o  For Revenues of 0-$250,000 - 12% of Revenues
                               o  For Revenues of $250,000-$500,000 - 12% of
                                  Revenues (in case of reaching Revenues higher
                                  than $250,000 in less than 6 months from
                                  Commencement Date, 11% of Revenues)
                               o  For Revenues of $500,000-$1 million - 10% of
                                  Revenues
                               o  For Revenues higher than $1 million - 7.5% (in
                                  case of reaching Revenues higher than $1
                                  million in less than 1 year, 5%. In case of
                                  reaching Revenues higher than $1 million in
                                  less than 18 months, 6.5%)
------------------------------ -------------------------------------------------
MONTHLY MINIMUM                          During the first 4 months from
                               $0        Commencement Date
------------------------------ -------   ---------------------------------------
                                         Following 4 months from Commencement
                               $10,000   Date
------------------------------ -------   ---------------------------------------
COMMENCEMENT DATE              30 days from approving website and trading zone
                               layout and design and from engaging required
                               payment solutions. Implementation of at least 2
                               payment providers (chosen by Client) is integral
                               part of the setup process and does not carry any
                               additional cost.
------------------------------ -------------------------------------------------
STRATEGIC CONSULTING SERVICES  10 hours per month are included in the monthly
                               Service Charge. Extra hours will be charged at
                               $200 - per hour.
------------------------------ -------------------------------------------------

------------------------------ -------------------------------------------------
CUSTOMIZATION SERVICES         10 hours per month are included in the monthly
                               Service Charge. Extra hours will be charged at
                               $100 - per hour.
------------------------------ -------------------------------------------------
LANGUAGES                      The software will be provided at English. For
                               every additional language the client shall pay
                               additional $2,500. Translation of resources files
                               and required graphics will be provided by the
                               Client.
------------------------------ -------------------------------------------------
CLIENT'S URL'S                 www.enteroption.com
                               www.enteroptions.com
                               www.globaloption.com
------------------------------ -------------------------------------------------

                                   APPENDIX B

                        TERMS FOR SYSTEM SUPPORT COVERAGE

SERVICE LEVEL AGREEMENT (SLA)

As part of the overall service delivery to our Clients ParagonEX provides an
SLA. ParagonEX understands that non-stop availability of the System is the key to our Clients and the team of engineers continuously monitors the individual systems to ensure the high expectations of the Clients are met.

ParagonEX offers an SLA scheme to Clients in which Service Credits will be paid in case ParagonEX is not able to operate its system to the service levels as presented below. Service Credits can be used to purchase Strategic Consulting hours and Customization hours. The following engineering and consulting services are available against collected Service Credits:

     >>   STRATEGIC CONSULTING SERVICES -This service is given by ParagonEX key personnel and is available within one Business Day for up to one hour and within three Business Days for more. One hour of consulting can be used against three Service Credits.

     >>   CUSTOMIZATION SERVICES - Special modifications and customizations to the System may be executed by the ParagonEX engineers upon a prior minimum of three Business Days. One hour of this type of customization service can be used against two Service Credits.

     >>   UNUSED SERVICE CREDITS - Unused Service Credits will expire after 12 months.

AVAILABILITY

     For the delivery of the Service ParagonEX is committed to 99.75%
     availability.

     ------------------------- ----------------------- -----------------------
     SLA RANGE                 MAX OUTAGE MIN / WEEK       SERVICE CREDITS
     ------------------------- ----------------------- -----------------------
     <100%     >99.75%         22                      -
     ------------------------- ----------------------- -----------------------
     <99.75%   >99.50%         43                      4000 USD
     ------------------------- ----------------------- -----------------------
     <99.50%   >99.25%         65                      8000 USD
     ------------------------- ----------------------- -----------------------
     <99.25%   >99.00%         86                      12000 USD
     ------------------------- ----------------------- -----------------------

     To receive credit the Client must contact ParagonEX within 10 days after the end of the month in which the SLA is not met.

     ParagonEX will not consider the following as non-availability of service:

     1.   Force Majeure;

     2.   Acting on advice from third parties such as emergency services;

     3.   Scheduled maintenance or re-configuration to service. ParagonEX will use its reasonable endeavors to ensure that such maintenance is carried out during off peak hours and that the Client is notified at least one week in advance;

     4.   Outages resulting from problems caused by the Client's failure to follow agreed procedures, or caused by unauthorized changes to the
          System by the Client;

SCOPE OF SUPPORT SERVICES

     1.   ParagonEX will provide Client with Support Services for the System.
          The Support Services shall be provided to the Client 24/7

     2.   Ticketing Service - an online Client Support System will be set up for the Client. The Client Support System shall enable the Client to report and track every Error. Errors shall be divided by ParagonEX into three levels and shall be addressed as follows:

          a.   CRITICAL ERRORS - up to 4 hours

          b.   MAJOR ERRORS - up to 2 Business Days

          c.   MINOR ERRORS - up to 7 Business Days

     3.   SUPREME SLA - The Client will be able to selectively raise the priority of any reported error such that its handling is initiated immediately upon reporting (up to 30 minutes from ticket opening).
          Expediting a ticket will bear a per hour cost for the full duration of the error fixing in accordance with the ParagonEX Special Support
          Service. A contact person (account manager) will be available by cellular phone for support during working hours 09:00 to 20:00.

SPECIAL SUPPORT SERVICES

     1.   In the Event that Client shall request any support services that are not included in the Support Services it will be charged at the Special
          Support Services Rate as defined Appendix A to the principal
          Agreement.

EXCLUSIONS

     1.   ParagonEX shall have no obligation to support the System in the following events:

          a.   Errors caused by Client's gross negligence,

          b.   The Client has used the System in an environment or a manner or for purpose for which the System is not designed or intended

          c.   The Client has not completed any of his due payments to the
               Company.

     2.   In the event that ParagonEX determines that the Error in the System is caused by any of the events listed above, ParagonEX shall charge the
          Client for providing the support in accordance with ParagonEX Special
          Support Service rates.